Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-173360, 333-150228, 333-144184, 333-144188, and 333-144189 on Form S-8 and No. 333-182440 on Form S-3 of our reports dated January 24, 2013, relating to the consolidated financial statements of Discover Financial Services, and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Discover Financial Services for the year ended November 30, 2012.

Chicago, Illinois
January 24, 2013